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                                                                   EXHIBIT 11(b)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Short-Term Investments Co.


We consent to the use of our reports on the Prime Portfolio and the Liquid Assets Portfolio (portfolios of Short-Term Investments Co.) dated October 6, 1995 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.



                                  /s/ KPMG Peat Marwick LLP
                                      KPMG Peat Marwick LLP


Houston, Texas
November 1, 1995